UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.  )

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WestRock Company
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN OR INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION.

THIS IS AN ANNOUNCEMENT AND NOT A CIRCULAR OR PROSPECTUS OR EQUIVALENT DOCUMENT. THIS ANNOUNCEMENT DOES NOT CONSTITUTE OR FORM PART OF, AND SHOULD NOT BE CONSTRUED AS, ANY OFFER, INVITATION OR RECOMMENDATION TO PURCHASE, SELL OR SUBSCRIBE FOR ANY SECURITIES IN ANY JURISDICTION AND NEITHER THE ISSUE OF THE INFORMATION NOR ANYTHING CONTAINED HEREIN SHALL FORM THE BASIS OF OR BE RELIED UPON IN CONNECTION WITH, OR ACT AS AN INDUCEMENT TO ENTER INTO, ANY INVESTMENT ACTIVITY. INVESTORS AND PROSPECTIVE INVESTORS SHOULD NOT MAKE ANY INVESTMENT DECISION ON THE BASIS OF ITS CONTENTS. A CIRCULAR AND PROSPECTUS IN RELATION TO THE COMBINATION REFERRED TO IN THIS ANNOUNCEMENT HAVE BEEN PUBLISHED TODAY.

14 May 2024

Smurfit Kappa Group plc

(“Smurfit Kappa”)

Publication of Circular

Notice of Scheme Meeting and Extraordinary General Meeting of Smurfit Kappa

Smurfit Kappa announces the publication of a shareholder circular (the “Circular”), which has been approved today by the UK Financial Conduct Authority (the “FCA”), relating to the proposed combination (the “Combination”) of Smurfit Kappa and WestRock Company (“WestRock”) to create the combined group of Smurfit WestRock (the “Combined Group”). The Circular contains, among other things, the full terms and conditions of the scheme of arrangement (the “Scheme”) and an explanatory statement, together with the actions to be taken by Smurfit Kappa’s shareholders (“Smurfit Kappa Shareholders”) in relation to an Irish High Court convened shareholder meeting (the “Scheme Meeting”) and an Extraordinary General Meeting of Smurfit Kappa (the “EGM”). The Circular is now available to view on Smurfit Kappa’s corporate website at www.smurfitkappa.com/investors/meetings2024.

In addition, a prospectus (the “Prospectus”) of Smurfit WestRock Limited (to be re-registered as an Irish public limited company and renamed Smurfit WestRock plc), which would become the parent entity of the Combined Group on consummation of the Combination (“Smurfit WestRock”), relating to the proposed admission of Smurfit WestRock’s ordinary shares (the “Smurfit WestRock Shares”) to the standard listing segment of the Official List of the FCA and to trading on the main market for listed securities of the London Stock Exchange plc (the “LSE”) has also been approved today by the FCA and published by Smurfit WestRock.

Notices of the Scheme Meeting and the EGM

The Combination is conditional upon the sanction of the Scheme by the Irish High Court. The Scheme Meeting is being convened for this purpose and will be held at 10:00 a.m. on 13 June 2024 in the Minerva Suite, RDS, Merrion Road, Ballsbridge, Dublin 4, D04 AK83, Ireland. A Notice of the Scheme Meeting containing the resolution to be proposed and considered at the Scheme Meeting is included in the Circular.

The Combination also constitutes a reverse takeover and a class 1 transaction pursuant to the UK Listing Rules and is therefore both subject to and conditional upon the approval of existing Smurfit Kappa Shareholders. An EGM is being convened for this purpose and will be held at 10:15 a.m. on 13 June 2024, or if later, as soon as possible following the conclusion or adjournment of the Scheme Meeting, in the Minerva Suite, RDS, Merrion Road, Ballsbridge, Dublin 4, D04 AK83, Ireland. A Notice of the EGM containing the resolutions to be proposed and considered at the EGM is also included in the Circular.

Your attention is drawn to the letter from the Chair of Smurfit Kappa which is set out on pages 20 to 37 of the Circular and which contains the unanimous recommendation of Smurfit Kappa’s board of directors to Smurfit

Kappa Shareholders to vote in favour of the Scheme Resolution (as defined in the Scheme) and the EGM Resolutions (as defined in the Circular) to be proposed at the Shareholder Meetings (as defined in the Circular).

Availability of the Circular

Copies of the Circular and certain other documents in relation to the Combination (including a copy of Smurfit Kappa’s Articles of Association showing the proposed changes in relation to the Combination) are available on Smurfit Kappa’s corporate website at www.smurfitkappa.com/investors/meetings2024. Additionally, Smurfit Kappa Shareholders will shortly receive a hard copy of the Circular and the Forms of Proxy for the Scheme Meeting and the EGM.

The Circular and certain other documents in relation to the Combination will also be available for inspection from 9:00 a.m. to 5:00 p.m. (Irish time), Monday to Friday (excluding public holidays in Ireland) at the registered office of Smurfit Kappa, Beech Hill, Clonskeagh, Dublin 4, D04 N2R2, Ireland and at the offices of Matheson LLP, 70 Sir John Rogerson’s Quay, Dublin 2, D02 R296, Ireland.

A copy of the Circular will also be submitted to Euronext Dublin and the UK National Storage Mechanism, where it will shortly be available for inspection at:

•	Euronext Dublin https://direct.euronext.com/#/oamfiling
•	UK National Storage Mechanism https://data.fca.org.uk/#/nsm/nationalstoragemechanism

Smurfit Kappa Shareholders may also request a hard copy of certain other documents in relation to the Combination, including the Prospectus and the US Registration Statement (as defined below). To request copies, please contact Smurfit Kappa by phone on +353 1 202 7000. Lines are open from 9:00 a.m. to 5:00 p.m. (Irish time), Monday to Friday (excluding public holidays in Ireland).

Availability of the Prospectus

Copies of the Prospectus and certain other documents in relation to the Combination are available for inspection on https://www.smurfitkappa.com/investors/smurfitwestrock.

The Prospectus and certain other documents in relation to the Combination will also be available for inspection from 9:00 a.m. to 5:00 p.m. (Irish time), Monday to Friday (excluding public holidays in Ireland) at the registered office of Smurfit WestRock, Beech Hill, Clonskeagh, Dublin 4, D04 N2R2, Ireland, for a period of 12 months from today.

A copy of the Prospectus will also be submitted to the UK National Storage Mechanism, where it will shortly be available for inspection at https://data.fca.org.uk/#/nsm/nationalstoragemechanism.

Expected Timetable of Principal Events in relation to the Scheme Meeting and the EGM

The expected timetable of principal events in relation to the Scheme Meeting and the EGM is set out below. All times shown are UK and Irish times unless otherwise stated. All dates and times are based on the current expectations of Smurfit Kappa and are subject to change. They will depend, among other things, upon the date on which the outstanding conditions to the Combination are satisfied or (where applicable) waived. If any of the dates and/or times in this expected timetable of principal events change, the revised dates and/or times will be notified by announcement through a Regulatory Information Service.

Event	Expected time/date
Voting Record Time for the Scheme Meeting	6:00 p.m. on 9 June 2024
Voting Record Time for the EGM	6:00 p.m. on 9 June 2024
Latest time and date for receipt of Forms of Proxy from Smurfit Kappa Shareholders for the Scheme Meeting	10:00 a.m. on 11 June 2024
Latest time and date for receipt of Forms of Proxy from Smurfit Kappa Shareholders for the EGM	10:15 a.m. on 11 June 2024
Scheme Meeting	10:00 a.m. on 13 June 2024
EGM	10:15 a.m. on 13 June 2024, or if later, as soon as possible following the conclusion or adjournment of the Scheme Meeting
Irish High Court Hearing in respect of Court Order and Court Order obtained	11:00 a.m. on 2 July 2024
Scheme Record Time	5:00 p.m. (New York City Time) on 5 July 2024
Scheme Effective Date, Completion	5 July 2024

In addition to the passing of the required resolutions at the Scheme Meeting and the EGM, Completion is conditional upon approval of the Transaction Agreement (as defined below) by WestRock’s stockholders, receiving merger control clearances or non-objections in certain jurisdictions, the sanction of the Scheme by the Irish High Court and certain other closing conditions, as described in the Circular.

Enquiries

For further information, please contact:

Ciarán Potts Smurfit Kappa T: +353 1 202 7000 E: ir@smurfitkappa.com	Gillian Carson-Callan Smurfit Kappa T : +353 1 202 7000 E : egm@smurfitkappa.com

Background to the Combination

On 12 September 2023, Smurfit Kappa announced that it had signed a definitive transaction agreement in relation to the Combination (the “Transaction Agreement”). The Combination will be implemented by means of: (i) an acquisition by Smurfit WestRock of the entire issued share capital of Smurfit Kappa by means of a Scheme under Section 450 of the Companies Act 2014 of Ireland (as amended) (the “Irish Companies Act”) (the “Smurfit Kappa Share Exchange”); and (ii) a merger between Sun Merger Sub, LLC, a wholly-owned subsidiary of Smurfit WestRock, with and into WestRock, with WestRock surviving the merger as a wholly-owned subsidiary of Smurfit WestRock (the “Merger”). Upon completion of the Combination (“Completion”), Smurfit Kappa and WestRock will each become wholly-owned subsidiaries of Smurfit WestRock and Smurfit WestRock will continue as the new holding company of the Combined Group.

Smurfit Kappa’s ordinary shares (the “Smurfit Kappa Shares”) are currently (i) listed on the premium listing segment of the Official List of the FCA and admitted to trading on the LSE’s main market for listed securities, and (ii) listed on the Official List of Euronext Dublin and admitted to trading on the Euronext Dublin Market. WestRock’s shares of common stock (the “WestRock Shares”) are currently listed and traded on the New York Stock Exchange (the “NYSE”). Subject to Completion, it is expected that:

•	the Smurfit Kappa Shares (i) will be delisted from the premium listing segment of the Official List of the FCA and will cease trading on the LSE’s main market for listed securities, and (ii) will be delisted from the Official List of Euronext Dublin and will cease trading on the Euronext Dublin Market;
•	the WestRock Shares will be delisted from the NYSE; and
•	the Smurfit WestRock Shares will be (i) approved for listing on the NYSE, and (ii) admitted to the standard listing segment of the Official List of the FCA and to trading on the LSE’s main market for listed securities.

Additional Information about the Combination and Where to Find It

In connection with the Combination, Smurfit WestRock has filed with the US Securities and Exchange Commission (the “US SEC”) a registration statement on Form S-4 (Reg. No. 333-278185) (as amended and as may be further amended or supplemented from time to time, the “US Registration Statement”), which was declared effective by the US SEC on 26 April 2024, that includes a prospectus (the “US Prospectus”) relating to the offer and sale of the Smurfit WestRock Shares to WestRock stockholders (the “WestRock Shareholders”) pursuant to the Merger. In addition, on 26 April 2024, WestRock filed a separate definitive proxy statement with the US SEC with respect to the special meeting of WestRock Shareholders in connection with the Merger (as it may be amended or supplemented from time to time, the “US Proxy Statement”). WestRock commenced mailing of the US Proxy Statement to WestRock Shareholders on or about 1 May 2024. This announcement is not a substitute for any registration statement, prospectus, proxy statement or other document that Smurfit Kappa, WestRock and/or Smurfit WestRock have filed or may file with the US SEC or the FCA in connection with the Combination.

Before making any voting or investment decisions, investors, stockholders and shareholders of Smurfit Kappa and WestRock are urged to read carefully and in their entirety the Circular, the Prospectus, the US Registration Statement, the US Prospectus and the US Proxy Statement, as applicable, and any other relevant documents that are filed or will be filed with the FCA or the US SEC, as well as any amendments or supplements to these documents, in connection with the Combination when they become available, because they contain or will contain important information about the Combination, the parties to the Combination, the risks associated with the Combination and related matters, including information about certain of the parties’ respective directors, executive officers and other employees who may be deemed to be participants in the solicitation of proxies in connection with the Combination and about their interests in the solicitation.

The US Registration Statement, the US Prospectus, the US Proxy Statement and other documents filed by Smurfit Kappa, Smurfit WestRock and WestRock with the US SEC are available free of charge at the US SEC’s website at www.sec.gov. In addition, investors and shareholders or stockholders are able to obtain free copies of the US Registration Statement, the US Proxy Statement and other documents filed with the US SEC by WestRock online at ir.westrock.com/ir-home/, upon written request delivered to 1000 Abernathy Road, Atlanta, Georgia 30328, United States, or by calling +1 (770) 448-2193, and are able to obtain free copies of the US Registration Statement, the US Prospectus, the US Proxy Statement and other documents filed with the US SEC by Smurfit WestRock or Smurfit Kappa online at www.smurfitkappa.com/investors, upon written request delivered to Beech Hill, Clonskeagh, Dublin 4, D04 N2R2, Ireland or by calling +353 1 202 7000. The information included on, or accessible through, Smurfit WestRock’s, Smurfit Kappa’s or WestRock’s websites is not incorporated by reference into this announcement.

Important Information regarding Financial Advisers

Citigroup Global Markets Limited (“Citi”), which is authorised by the Prudential Regulation Authority (the “PRA”) and regulated by the FCA and the PRA in the United Kingdom, is acting as financial adviser and sponsor to Smurfit Kappa and no one else in connection with the Combination. PJT Partners (UK) Limited (“PJT Partners”), which is authorised and regulated by the FCA in the United Kingdom, is acting as financial adviser to Smurfit Kappa and no one else in connection with the Combination. In connection with such matters, Citi and PJT Partners, their affiliates and their respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to anyone other than Smurfit Kappa for providing the protections afforded to their clients or for providing advice in relation to the Combination, the contents of this announcement or any transaction arrangement or other matter referred to herein.

Forward-Looking Statements

This announcement and the Circular, as well as oral statements made or to be made by Smurfit WestRock, Smurfit Kappa and WestRock, include certain “forward-looking statements” (including within the meaning of US federal securities laws) regarding the Combination and the listing of Smurfit WestRock, the rationale and expected benefits of the Combination (including, but not limited to, synergies), and any other statements regarding Smurfit WestRock’s, Smurfit Kappa’s and WestRock’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. Statements included in this announcement and the Circular that are not historical facts, including statements about the beliefs and expectations of the management of each of Smurfit WestRock, Smurfit Kappa and WestRock, are forward-looking statements. Words such as “may”, “will”, “could”, “should”, “would”, “anticipate”, “intend”, “estimate”, “project”, “plan”, “believe”, “expect”, “target”, “prospects”, “potential”, “commit”, “forecasts”, “aims”, “considered”, “likely”, “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While Smurfit WestRock, Smurfit Kappa and WestRock believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the control of Smurfit WestRock, Smurfit Kappa and WestRock. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from the current expectations of Smurfit WestRock, Smurfit Kappa and WestRock depending upon a number of factors affecting their businesses and risks associated with the successful execution of the Combination and the integration and performance of their businesses following the Combination. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include: developments related to pricing cycles and volumes; economic, competitive and market conditions generally, including macroeconomic uncertainty, customer inventory rebalancing, the impact of inflation and increases in energy, raw materials, shipping, labour and capital equipment costs; reduced supply of raw materials, energy and transportation, including from supply chain disruptions and labour shortages; intense competition; risks related to international sales and operations;

failure to respond to changing customer preferences and to protect intellectual property; results and impacts of acquisitions by Smurfit Kappa, WestRock or, following Completion, the Combined Group; the amount and timing of Smurfit Kappa’s, WestRock’s and, following Completion, the Combined Group’s capital expenditures; evolving legal, regulatory and tax regimes; changes in economic, financial, political and regulatory conditions in Ireland, the United Kingdom, the United States and elsewhere, and other factors that contribute to uncertainty and volatility, natural and man-made disasters, civil unrest, pandemics (such as the COVID-19 pandemic), geopolitical uncertainty, and conditions that may result from legislative, regulatory, trade and policy changes associated with the current or subsequent Irish, US or UK administrations; the ability of Smurfit Kappa, WestRock or, following Completion the Combined Group, to successfully recover from a disaster or other business continuity problem due to a hurricane, flood, earthquake, terrorist attack, war, pandemic, security breach, cyber-attack, power loss, telecommunications failure or other natural or man-made event, including the ability to function remotely during long-term disruptions such as the COVID-19 pandemic; the impact of public health crises, such as pandemics (including the COVID-19 pandemic) and epidemics and any related company or governmental policies and actions to protect the health and safety of individuals or governmental policies or actions to maintain the functioning of national or global economies and markets; the potential impairment of assets and goodwill; the scope, costs, timing and impact of any restructuring of operations and corporate and tax structure; actions by third parties, including government agencies; a condition to the closing of the Combination may not be satisfied; the occurrence of any event that can give rise to termination of the Combination; a regulatory approval that may be required for the Combination is delayed, is not obtained in a timely manner or at all or is obtained subject to conditions that are not anticipated; Smurfit WestRock may be unable to achieve the synergies and value creation contemplated by the Combination; Smurfit WestRock’s availability of sufficient cash to distribute to Smurfit WestRock shareholders in line with current expectations; Smurfit WestRock may be unable to promptly and effectively integrate Smurfit Kappa’s and WestRock’s businesses; failure to successfully implement strategic transformation initiatives; each of Smurfit Kappa’s, WestRock’s and, following Completion, the Combined Group’s management’s time and attention is diverted on issues related to the Combination; disruption from the Combination makes it more difficult to maintain business, contractual and operational relationships; significant levels of indebtedness; credit ratings may decline following the Combination; legal proceedings may be instituted against Smurfit WestRock, Smurfit Kappa or WestRock; Smurfit Kappa, WestRock and, following Completion the Combined Group, may be unable to retain or hire key personnel; the consummation of the Combination may have a negative effect on Smurfit Kappa’s or WestRock’s share prices, or on their operating results; the risk that disruptions from the Combination will harm Smurfit Kappa’s or WestRock’s business, including current plans and operations; certain restrictions during the pendency of the Combination that may impact Smurfit Kappa’s or WestRock’s ability to pursue certain business opportunities or strategic transactions; Smurfit WestRock’s ability to meet expectations regarding the accounting and tax treatments of the Combination, including the risk that the Internal Revenue Service may assert that Smurfit WestRock should be treated as a US corporation or be subject to certain unfavourable US federal income tax rules under Section 7874 of the Internal Revenue Code of 1986, as amended, as a result of the Combination; and other factors such as future market conditions, currency fluctuations, the behaviour of other market participants, the actions of regulators and other factors such as changes in the political, social and regulatory framework in which the Combined Group will operate or in economic or technological trends or conditions.

None of Smurfit WestRock, Smurfit Kappa, WestRock or any of their respective associates or directors, officers or advisers provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this announcement or the Circular will actually occur. You are cautioned not to place undue reliance on these forward-looking statements. Other than in accordance with its legal or regulatory obligations (including under the UK Prospectus Regulation, the UK Listing Rules, the Disclosure Guidance and Transparency Rules, the Prospectus Regulation Rules, the UK Market Abuse Regulation and other applicable regulations), Smurfit Kappa is under no obligation, and Smurfit Kappa expressly disclaims any intention or obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

No Offer of Securities

This announcement does not constitute or form part of any offer or invitation to purchase, acquire, subscribe for, sell, dispose of or issue, or any solicitation of any offer to sell, dispose of, purchase, acquire or subscribe for, any security, including any Smurfit WestRock Shares to be issued to Smurfit Kappa Shareholders and WestRock Shareholders in connection with the Combination. In particular, the issuance of the Smurfit WestRock Shares in connection with the Combination to Smurfit Kappa Shareholders has not been, and is not expected to be, registered under the US Securities Act of 1933, as amended (the “US Securities Act”) or the securities laws of any other jurisdiction. The Smurfit WestRock Shares to be issued in connection with the Combination to Smurfit Kappa

Shareholders will be issued pursuant to an exemption from the registration requirements provided by Section 3(a)(10) of the US Securities Act based on the approval of the proposed Scheme to effect the Smurfit Kappa Share Exchange under the terms of the Transaction Agreement by the Irish High Court. Section 3(a)(10) of the US Securities Act exempts securities issued in exchange for one or more bona fide outstanding securities from the general requirement of registration where the fairness of the terms and conditions of the issuance and exchange of the securities have been approved by any court or authorised governmental entity, after a hearing upon the fairness of the terms and conditions of the exchange at which all persons to whom securities will be issued have the right to appear and to whom adequate notice of the hearing has been given. In determining whether it is appropriate to authorise the Scheme, the Irish High Court will consider at the hearing of the motion to sanction the Scheme under Section 453 of the Irish Companies Act (the “Irish Court Hearing”) whether the terms and conditions of the Scheme are fair to Scheme shareholders. The Irish High Court will fix the date and time for the Irish Court Hearing. If the Irish High Court approves the Scheme, its approval will constitute the basis for the Smurfit WestRock Shares to be issued without registration under the US Securities Act in reliance on the exemption from the registration requirements of the US Securities Act provided by Section 3(a)(10) of the US Securities Act.

Participants in the Solicitation of Proxies

This announcement is not a solicitation of proxies in connection with the Combination. However, under US SEC rules, Smurfit Kappa, WestRock, Smurfit WestRock, and certain of their respective directors, executive officers and other members of the management and employees may be deemed to be participants in the solicitation of proxies in connection with the Combination.

Information about (i) WestRock’s directors is set forth in the section entitled “Board Composition” on page 8 of WestRock’s proxy statement on Schedule 14A filed with the US SEC on 13 December 2023 and (ii) WestRock’s executive officers is set forth in the section entitled “Executive Officers” on page 141 of WestRock’s Annual Report on Form 10-K (the “WestRock 2023 Annual Report”) filed with the US SEC on 17 November 2023. Information about the compensation of WestRock’s directors for the financial year ended 30 September 2023 is set forth in the section entitled “Director Compensation” starting on page 19 of WestRock’s proxy statement on Schedule 14A filed with the US SEC on 13 December 2023. Information about the compensation of WestRock’s executive officers for the financial year ended 30 September 2023 is set forth in the section entitled “Executive Compensation Tables” starting on page 38 of WestRock’s proxy statement on Schedule 14A filed with the US SEC on 13 December 2023. Transactions with related persons (as defined in Item 404 of Regulation S-K promulgated under the US Securities Act) are disclosed in the section entitled “Certain Relationships and Related Person Transactions” on page 20 of WestRock’s proxy statement on Schedule 14A filed with the US SEC on 13 December 2023. Information about the beneficial ownership of WestRock’s securities by WestRock’s directors and named executive officers as of 22 April 2024 is set forth in the section entitled “Security Ownership of Certain Beneficial Holders, Directors and Management of WestRock” starting on page 277 of each of the US Proxy Statement and the US Prospectus. As of 22 April 2024, none of the participants (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) owned more than 1% of WestRock Shares. Other information regarding certain participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise are contained in the section entitled “Interests of WestRock’s Directors and Executive Officers in the Combination” beginning on page 139 of each of the US Prospectus and the US Proxy Statement.

Information about Smurfit Kappa’s directors and executive officers is set forth in the section entitled “Board of Directors,” starting on page 112 of Smurfit Kappa’s 2023 Annual Report (the “Smurfit Kappa 2023 Annual Report”) published on Smurfit Kappa’s website on 15 March 2024 which was filed with the FCA on 15 March 2024 and Euronext Dublin in Ireland on 15 March 2024. Information about the compensation of Smurfit Kappa executive officers and directors is set forth in the remuneration report starting on page 129 of the Smurfit Kappa 2023 Annual Report. Transactions with related persons (as defined under Paragraph 24 of the International Accounting Standards) are disclosed in the subsection entitled “Related Party Transactions” to the section entitled “Notes to the Consolidated Financial Statements,” on page 223 of the Smurfit Kappa 2023 Annual Report. Information about the beneficial ownership of Smurfit Kappa’s securities by Smurfit Kappa’s directors and executive officers is set forth in the sections entitled “Executive Directors’ Interests in Share Capital at 31 December 2023” on page 147 and “Non-executive Directors’ Interests in Share Capital at 31 December 2023” on page 150 of the Smurfit Kappa 2023 Annual Report.

Information about the expected beneficial ownership of Smurfit WestRock securities by the individuals who are expected to be executive officers and directors of Smurfit WestRock at Completion is set forth in the section entitled “Security Ownership of Certain Beneficial Holders, Directors and Management of Smurfit WestRock”

beginning on page 279 of each of the US Prospectus and the US Proxy Statement. Information required by Item 402 of the SEC’s Regulation S-K with respect to the executive officers of Smurfit WestRock who served as executives of Smurfit Kappa during Smurfit Kappa’s fiscal year 2023, as well as a description of certain post-Completion compensation arrangements that are expected to apply to the executive officers of Smurfit WestRock, is set forth in the section entitled “Executive Compensation” beginning on page 327 of each of the US Prospectus and the US Proxy Statement.

Other

The contents of this announcement are not to be construed as legal, business or tax advice. Each investor, stockholder or shareholder should consult its own legal adviser, financial adviser or tax adviser for legal, financial or tax advice, respectively.